Exhibit 99.1

Oncorus Reports Fourth Quarter and Full Year 2022 Financial Results and Provides Business Updates

•
Reprioritized product portfolio to focus on IV-administered, self-amplifying RNA medicines
•
On track to submit IND for ONCR-021 in mid-2023
•
Preclinical data featured in Nature Communications support self-amplifying RNA platform and promise of repeat IV-administration
•
Ended the quarter with $62.2 million in cash, cash equivalents and investments to support next-generation RNA therapeutics pipeline

Andover, Mass., March 24, 2023 – Oncorus, Inc. (Nasdaq: ONCR), an RNA medicines company focused on developing intravenously administered, self-amplifying RNA to transform outcomes for cancer patients, today reported fourth quarter and full year 2022 financial results and provided an update on its business.

"We are poised for a year of strong execution as we head further into 2023. Oncorus is pioneering a first-of-its-kind, self-amplifying RNA platform with an exciting lead program, ONCR-021, which is an intravenously (IV) administered viral RNA encoding an optimized genome of Coxsackievirus 21A. We plan to submit an IND with the FDA for ONCR-021 in mid-2023," said Theodore (Ted) Ashburn, M.D., Ph.D., President and Chief Executive Officer of Oncorus. "Our mission is to realize the full promise of IV-administered RNA medicines to transform outcomes for cancer patients. As leaders in the self-amplifying RNA and LNP delivery space, we continue to focus our development efforts on overcoming the challenges associated with today’s approved IV-administered, RNA-based therapeutics. I believe that our innovative science and our exceptional team position us to achieve our mission.”

Business Highlights

•
Reprioritized portfolio to focus on IV-administered, self-amplifying RNA medicines. In November 2022, Oncorus announced a pipeline reprioritization to focus on ONCR-021, in addition to discontinuing its Phase 1 clinical trial of ONCR-177 and reducing its workforce and operating expenses. The company announced that further development of additional pipeline programs, including ONCR-788 and ONCR-719, will be dependent on the receipt of additional financing or support from strategic partnerships.
•
Self-amplifying RNA platform continues to progress. Oncorus remains on track to submit an IND for ONCR-021, the lead product candidate from its self-amplifying RNA platform, in mid-2023. The company plans to evaluate ONCR-021 in patients with non-small cell lung cancer, renal cell carcinoma, melanoma, hepatocellular carcinoma and anaplastic thyroid cancer.
•
Preclinical results featured in Nature Communications support IV-administered self-amplifying RNA/lipid nanoparticle (LNP) platform. In October 2022, Oncorus published preclinical data in Nature Communications highlighting the potential of its self-amplifying RNA platform as a novel approach to treating cancer by enabling tumor specific replication with systemic dosing. The data demonstrate that the delivery of RNA encoding for the genome of a replication competent virus encapsulated in an LNP enables selective replication, virus assembly and spread and lysis of tumor cells, leading to potent anti-tumor efficacy even in the presence of anti-viral neutralizing antibodies in the bloodstream. These results support the potential of this modality to safely and effectively kill tumor cells, while stimulating multiple arms of the immune system to better fight cancer.

Fourth Quarter 2022 Financial Results

•
Cash, cash equivalents and investments totaled $62.2 million as of December 31, 2022 compared to $123.9 million as of December 31, 2021.
•
Research and development expenses for the quarter ended December 31, 2022 were $15.7 million compared to $14.3 million for the corresponding quarter in 2021. The increase was primarily attributable to extensive pre-clinical work associated with our ONCR-021 program, as well as increased facility-related expenses to support our GMP manufacturing facility.
•
General and administrative expenses for the quarter ended December 31, 2022 were $5.1 million compared to $5.6 million for the corresponding quarter in 2021. The decrease was primarily attributable to savings from decreased annual insurance premiums, as well as decreased stock-based compensation due to our lower stock price in 2022.
•
Net loss for the quarter ended December 31, 2022 was $20.9 million, or $0.81 per share, as compared to a net loss of $19.8 million, or $0.77 per share for the corresponding quarter in 2021. The increase in net loss was due to higher research and development expenses as described above, as well as interest expense associated with our venture debt which was executed in April 2022.

Financial Guidance

Oncorus expects its cash, cash equivalents and investments to fund its capital expenditures and operating expenses into early 2024.

About Oncorus

Oncorus is focused on driving innovation in RNA medicines by developing next-generation immunotherapies to stimulate the immune system and transform outcomes for cancer patients. The company’s self-amplifying RNA immunotherapy platform improves upon key characteristics of this therapeutic class to enhance systemic activity. ONCR-021, its lead product candidate, is an IV-administered RNA encoding an optimized Coxsackievirus 21A (CVA21) genome, encapsulated within an LNP, which is being developed for non-small cell lung and other cancers.

Please visit www.oncorus.com to learn more.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding Oncorus’ ability to execute on preclinical and clinical catalysts in 2023; the preclinical and clinical development of ONCR-021, including expectations regarding timing for submitting an IND in mid-2023, as well as the product candidate’s therapeutic potential and clinical benefits and the utility and potential of Oncorus’ self-amplifying RNA platform; and Oncorus’ belief that its current cash and investment resources will be sufficient to fund its operations and capital expenditure requirements into early 2024. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,”

“plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: Oncorus’ ability to successfully demonstrate the safety, tolerability and efficacy of its product candidates and obtain regulatory approval thereof; the adequacy of Oncorus’ existing capital resources and availability of financing on commercially reasonable terms; Oncorus’ ability to obtain the requisite components for its product candidates manufactured in accordance with regulatory requirements; Oncorus’ ability to hire and retain its workforce suitable to meet its business objectives; the accuracy of the Oncorus’ estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and Oncorus’ ability to obtain, maintain and protect its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Oncorus’ Annual Report on Form 10-K for the year ended December 31, 2022, to be filed with the Securities and Exchange Commission (“SEC”) on or about March 24, 2023, as well as discussions of potential risks, uncertainties, and other important factors in the other filings that Oncorus makes with the SEC from time to time. These documents are available under the “SEC filings” page of the Investors section of Oncorus’ website at http://investors.oncorus.com. Any forward-looking statements represent Oncorus’ views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Oncorus explicitly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor Contact:

Stern Investor Relations

Julie Seidel

Julie.seidel@sternir.com

Oncorus, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Operating expenses:
Research and development	$15,708	$14,276	$54,744	$44,682
General and administrative	5,072	5,586	21,793	20,136
Total operating expenses	20,780	19,862	76,537	64,818
Loss from operations	(20,780)	(19,862)	(76,537)	(64,818)
Other income (expense):
Other income (expense)	285	(8)	210	(9)
Interest expense	(745)	—	(2,006)	—
Interest income	309	27	911	65
Total other income (expense), net	(151)	19	(885)	56
Net loss	$(20,931)	$(19,843)	$(77,422)	$(64,762)
Comprehensive loss:
Net unrealized gain (loss) on investments	21	(14)	(52)	(14)
Comprehensive loss	$(20,910)	$(19,857)	$(77,474)	$(64,776)
Net loss per share - basic and diluted	$(0.81)	$(0.77)	$(2.99)	$(2.56)
Weighted-average number of common shares	25,973	25,814	25,924	25,320

Oncorus, Inc.

Selected Condensed Consolidated Balance Sheet Data

(in thousands)

(Unaudited)

	December 31, 2022	December 31, 2021
Cash and cash equivalents	$25,709	$100,752
Investments	36,487	23,173
Working capital (1)	27,411	108,136
Property and equipment, net	44,360	23,233
Right-of-use asset	32,560	45,218
Total assets	145,586	201,587
Debt, net of debt discount and issuance fees	19,436	—
Long term lease liability	47,854	50,388
Total liabilities	85,061	71,565
Total stockholders' equity	60,525	130,022

(1)
Working capital is defined as current assets less current liabilities